Exhibit (h)(10)

Calamos Investment Trust and Calamos Advisors Trust
Amendment to the Amended and Restated Transfer Agent Servicing Agreement

This amendment dated as of July 9, 2019 (the “Amendment”) to the Amended and Restated Transfer Agent Servicing Agreement, dated January 1, 2017, by and among Calamos Investment Trust, Calamos Advisors Trust and U.S. Bancorp Funds Services, LLC, (as amended, restated, modified or supplemented from time to time, collectively, the “Agreement”).

In consideration of the mutual covenants and agreements contained herein, the parties agree to the following amendment to the Agreement:

The separate series of Calamos Investment Trust and Calamos Advisors Trust set forth on Exhibit A of the Agreement is hereby replaced with the following Exhibit A:

Exhibit A to the Transfer Agent Servicing Agreement

The Calamos Fund Complexshall mean:

Calamos Investment Trust

Calamos Growth Fund
Calamos Opportunistic Value Fund
Calamos Growth and Income Fund
Calamos International Growth Fund
Calamos Global Growth and Income Fund
Calamos High Income Opportunities Fund
Calamos Convertible Fund
Calamos Market Neutral Income Fund
Calamos Global Equity Fund
Calamos Total Return Bond Fund
Calamos Evolving World Growth Fund
Calamos Dividend Growth Fund
Calamos Emerging Market Equity Fund
Calamos Global Convertible Fund
Calamos Hedged Equity Fund
Calamos Phineus Long/Short Fund
Calamos Short-Term Bond Fund
Calamos Timpani Small Cap Growth Fund
Calamos Timpani SMID Growth Fund

Calamos Advisors Trust

Calamos Growth and Income Portfolio

07/2019

All other terms of the Agreement shall remain in full force and effect. If the terms of the Agreement and this Amendment conflict, the terms of this Amendment shall govern.

Each party represents that the undersigned has full power and authority to execute this Amendment and bind such party according to the terms herein.

Dated: July 9, 2019

Calamos Investment Trust		U.S. Bancorp Fund Services, LLC

By:	/s/ Curtis Holloway	By:	/s/ Jeanine M. Bajczyk
Name:	Curtis Holloway	Name:	Jeanine M. Bajczyk
Title:	CFO and Treasurer	Title:	Senior Vice President

Calamos Advisors Trust

By:	/s/ Curtis Holloway
Name:	Curtis Holloway
Title:	CFO and Treasurer

07/2019

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